EXHIBIT 24.17
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned partners and officers of Empire Iron Mining Partnership, a Michigan general partnership ("Company"), hereby constitute and appoint Terry G. Fedor, James D. Graham and R. Christopher Cebula, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of the 6th day of February, 2018.

Signature	Title
/s/ T. G. Fedor	President of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Executive Officer)
T. G. Fedor
/s/ R. C. Cebula	Vice President, Corporate Controller & Chief Accounting Officer of The Cleveland-Cliffs Iron Company, the Manager of the Registrant (Principal Financial Officer and Principal Accounting Officer)
R. C. Cebula
/s/ T. G. Fedor	President of Cliffs Empire, Inc., one of the Partners of the Registrant
T. G. Fedor
/s/ T. G. Fedor	President of Cliffs Empire II Inc., one of the Partners of the Registrant
T. G. Fedor